UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	333-146341	26-0658752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amended and Restated Advisory Agreement

On May 21, 2008, KBS Real Estate Investment Trust II, Inc. (the “Company”) entered an amended and restated advisory agreement with KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”). The amended and restated advisory agreement provides that the limitation on the Company’s total operating expenses will commence upon the earlier to occur of four fiscal quarters after (i) the acquisition of the Company’s first real estate asset or (ii) October 22, 2008 (which is six months after commencement of the Company’s initial public offering). Prior to these recent amendments, the Company’s advisory agreement provided that the limit on total operating expenses would only commence upon four fiscal quarters after the acquisition of the Company’s first real estate asset. The agreement now provides as follows:

•

Commencing upon the earlier to occur of four fiscal quarters after (i) the acquisition of the Company’s first real estate asset or (ii) October 22, 2008, the Advisor must reimburse the Company the amount by which its aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of the Company’s average invested assets or 25% of its net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of the Company’s assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to its operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company’s stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

Second Amended and Restated Articles of Incorporation

Effective May 22, 2008, the Company amended and restated its Articles of Incorporation to effect the change to the limitation on the Company’s total operating expenses described under Item 1.01 above. The description of the change to the limitation on total operating expenses is incorporated herein by reference to Item 1.01 above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

3.1	Second Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed May 28, 2008

10.1	Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed May 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: May 28, 2008	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer